Exhibit 99.1
News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 26, 2026, 4:05 p.m. EDT Contact: Jack Isselmann, Public Relations

Travis Williams, Investor Relations

Ph: 503-684-7000

Greenbrier Elects Emanuel Pearlman to Board of Directors

Lake Oswego, Oregon, October 26, 2026 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced that its Board of Directors (the “Board”) has elected Emanuel (Manny) Pearlman as a Class III director, effective October 27, 2026. Mr. Pearlman will stand for election to the Greenbrier Board at the 2027 Annual Meeting of Shareholders. The election of Mr. Pearlman is part of a cooperation agreement with Atlas Holdings and increases Greenbrier’s Board to 11 members.

“As we advance our strategy to drive operational execution, commercial performance and enhanced through-cycle results, Manny’s extensive experience in investment management and capital markets, and deep financial expertise bring valuable perspective to the Board,” said Admiral Thomas B. Fargo (USN Retired), Greenbrier’s Board Chair and Independent Director. “Greenbrier’s meaningful global demand and expanding market reach establish a strong foundation that supports shareholder value creation.”

In connection with the cooperation agreement, Atlas entered into a confidentiality agreement with Greenbrier, including customary standstill commitments, among other provisions.

About Manny Pearlman

Mr. Pearlman is an accomplished corporate governance professional with more than 35 years of experience spanning investment management, executive finance, operations and advisory positions with publicly traded and private companies.

Mr. Pearlman is the Founder, Chair and Chief Executive Officer of Liberation Investment Group, LLC, an investment management and consulting firm that provides financial consulting, capital-structure advice and support for IPOs, acquisitions, mergers, restructurings and other complex financial matters. He brings extensive business leadership and financial advisory experience to Greenbrier through his public- and private-company board service, as well as his service on audit, compensation, finance and nominating and governance committees. He currently serves on the board of MidCap Financial Investment Corporation, a publicly traded business development company.

Mr. Pearlman holds an AB in economics from Duke University and an MBA from Harvard Business School.

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Greenbrier Elects Pearlman to Board of Directors (Cont.) Page 2

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe, and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 20,900 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. Factors that might cause such a difference include, but are not limited to, an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation, including rising energy prices, interest rates, wages and other escalators, and policy reactions thereto; and disruptions in the supply of materials and components used in production. More information on potential factors that could cause results to differ is included in Greenbrier's filings with the U.S. Securities and Exchange Commission (the “SEC”), including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Backlog and orders are not necessarily indicative of future results of operations. Except as otherwise required by law, Greenbrier assumes no obligation to update any forward-looking statements or information, which speak only as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date made.

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